Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Applied Aerospace and Defense, Inc. of our report dated March 12, 2026, relating to the consolidated financial statements of Consolidated Boring, Inc. as of December 31, 2025 and for the year then ended, which appears in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Barnes, Dennig & Co., Ltd.

Cincinnati, Ohio

May 26, 2026